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                                                             Exhibit No. 4(g)(2)

     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of August 13, 1998, is entered into by and among ICF KAISER INTERNATIONAL, INC., a Delaware corporation (the "Company"), THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), the following existing GUARANTORS:

     Cygna Consulting Engineers and Project Management, Inc., a Delaware corporation ("Cygna");
     ICF Kaiser Government Programs, Inc., a Delaware corporation ("ICFK-GP"); Systems Applications International, Inc., a Delaware corporation "(SAI") EDA, Incorporated, a Maryland corporation ("EDA");
     Global Trade & Investment, Inc., a Delaware corporation ("Global");
     ICF Kaiser Europe, Inc., a Delaware corporation ("ICFK Europe");
     ICF Kaiser / Georgia Wilson, Inc., a Delaware corporation ("ICFK/GW"); ICF Kaiser Overseas Engineering, Inc., a Delaware corporation ("ICFK Overseas");
     ICF Kaiser Engineers Pacific, Inc., a Delaware corporation ("ICFK Pacific"); and
     ICF Kaiser Remediation Company, a Delaware corporation ("Remcon")

and the following new GUARANTOR:

     ICF Kaiser Advanced Technology, Inc., an Idaho Corporation ("Advanced
Tech").

                                 WITNESSETH:

     WHEREAS, the new Guarantor is an indirect Wholly Owned Restricted Subsidiary of the Company;

     WHEREAS, on December 3, 1997, the Company entered into an Amended and Restated Credit Agreement with First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union"), as Agent, the banking institutions named therein (the "Banks"), and certain subsidiaries of the Company named therein (the "Subsidiary Guarantors"), as a successor Bank Credit Agreement;

     WHEREAS, as a condition to the Company's being permitted to include the Accounts Receivable of the new Guarantor in the Borrowing Base as defined in and provided for under the Bank Credit Agreement, the new Guarantor must become a Subsidiary Guarantor under the Bank Credit Agreement;

     WHEREAS, Advance Tech has determined that it is desirable to become Subsidiary Guarantor under the Bank Credit Agreement;

     WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of December 23, 1996 (the "Indenture"), for the purpose of issuing $15,000,000 of 12% Senior Notes due 2003, Series B (the "Notes"), and
Section 10.01 of the Indenture provides that the Company (when authorized by a Board Resolution) and the Trustee for the Notes, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to such Trustee, for any of the purposes set forth in said Section
10.01 (each a "Supplemental Indenture");

     WHEREAS, Section 5.11 of the Indenture requires that, prior to or concurrently with the new Guarantor becoming a Subsidiary Guarantor under the Bank Credit Agreement, the Company must cause the new Guarantor to execute and deliver to the Trustee a Supplemental Indenture and a Indenture Guarantee (substantially in the form attached as Exhibit G to the Indenture) pursuant to which the new Guarantor will unconditionally guarantee the payment of principal of, premium, if any, and interest on the Notes;
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  WHEREAS, ICFK-GP became a Subsidiary Guarantor of the Bank Credit Agreement on
May 6, 1996, and was a Guarantor of the Indenture at the time the Notes were issued;

  WHEREAS, Cygna and SAI became Subsidiary Guarantors under the Bank Credit Agreement on June 24, 1996, and were Guarantors of the Indenture at the time the Notes were issued;

  WHEREAS, EDA, Global, ICFK Europe, ICFK/GW, ICFK Overseas, ICFK Pacific, and Remcon, became Subsidiary Guarantors under the Bank Credit Agreement on December 3, 1997;

  WHEREAS, Advanced Tech will become a Subsidiary Guarantor under the Bank Credit Agreement on August 13, 1998, and has determined that it is desirable simultaneously or concurrently to become a new Guarantor under the Indenture;

  WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the Finance Committee of the Board of Directors of the Company on August 13, 1998;

  WHEREAS, the execution and delivery of this Second Supplemental Indenture and the Indenture Guarantee has been duly authorized by the Board of Directors of the new Guarantor as of August 12, 1998;

  WHEREAS, the Company and the Guarantors have determined that it is desirable to enter into this Second Supplemental Indenture and have requested the Trustee to join with them in the execution of this Second Supplemental Indenture; and

  WHEREAS, the Trustee has accepted the trusts created by this Second Supplemental Indenture and in evidence thereof has joined in the execution hereof;

  NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises and of acceptance by the Trustee of the trusts created hereby and by the Indenture, and also for and in consideration of the sum of One Dollar to the Company duly paid by the Trustee at or before the execution and delivery of this Second Supplemental Indenture, the receipt of which is hereby acknowledged, IT IS HEREBY COVENANTED AND AGREED, by and among the Company, the existing and new Guarantors, and the Trustee, as follows:

  1.  Terms defined in the Indenture are used herein as therein defined.

  2. Advanced Tech hereby acknowledges its execution and delivery of an Indenture Guarantee dated as of August 13, 1998, in the form authorized by and attached as Exhibit G to the Indenture.

  3. The following sundry provisions shall be a part of this Second Supplemental Indenture:

  Section 4.01. Effect of Supplemental Indenture. Upon the execution and delivery of this Second Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

  Section 4.02. Indenture Remains in Full Force and Effect. Except as supplemented hereby and by the First Supplemental Indenture, all provisions in the Indenture shall remain in full force and effect.

  Section 4.03. Indenture and Supplemental Indentures Construed Together. This Second Supplemental Indenture is an Indenture supplemental to and in implementation of the Indenture, and the Indenture and all Supplemental Indentures shall henceforth be read and construed together.

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  Section 4.04.  Confirmation and Preservation of Indenture.  The Indenture as
supplemented by the First and Second Supplemental Indentures is in all respects confirmed and preserved.

  Section 4.05 Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies, or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Second Supplemental Indenture, the provision of such Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

  Section 4.06 Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  Section 4.07 Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

  Section 4.08 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

  Section 4.09 Benefits of Second Supplemental Indenture, etc. Nothing in this Second Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy, or claim under the Indenture, the First and Second Supplemental Indentures, or the Notes.

  Section 4.10 Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Company and the Guarantors shall bind their successors and assigns, whether so expressed or not.

  Section 4.11 Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness.

  Section 4.12 Certain Duties and Responsibilities of the Trustee. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

  Section 4.13 Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

  Section 4.14 Counterparts. This Second Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and the Company, the existing and new Guarantors, and the Trustee have caused their respective corporate seals to be hereunto affixed and attested, all as of August 13, 1998.

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